Exhibit 99.1

EPAM Systems Reports Second Quarter 2012 Results

Second quarter revenues up 10% sequentially and 30% year-over-year;

Income from operations up 55% and non-GAAP income from operations up 40% year-over-year

NEWTOWN, PA, August 3, 2012 – EPAM Systems, Inc. (NYSE: EPAM), a leading software engineering and IT outsourcing (ITO) provider with development centers across Central and Eastern Europe (CEE), today reported the following financial results for the quarter ended June 30, 2012:

•	Quarterly revenues increased to $103.8 million, up 10% over first quarter 2012 and 29.5% compared to the year-ago quarter.

•	GAAP income from operations was $16.8 million, an increase of 54.7% compared to $10.9 million in the second quarter of 2011.

•	Non-GAAP income from operations increased to $19.1 million, an increase of 39.5% compared to $13.7 million in the second quarter of 2011.

•	Quarterly diluted earnings per share (EPS) on a GAAP basis was $0.29, compared to $(0.41) in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis was $0.37, compared to $0.26 in the year-ago quarter, or a 42.3% increase.

•	Headcount for IT Professionals increased 25.7% to 7,750 as of June 30, 2012 from 6,166 as of June 30, 2011.

“We are pleased with another strong quarter. We saw strong growth in Europe and the US, as well as across most of our key verticals.” said Arkadiy Dobkin, CEO and President of EPAM Systems. “Although the macroeconomic environment remains uncertain and customers’ decision times are longer, we remain confident in our ability to identify and provide differentiated solutions that address our customers’ mission critical needs.”

The Company generated $1.6 million in cash from operations during the first six months of 2012. As of June 30, 2012, the Company had cash and cash equivalents of $104.9 million.

Financial Outlook

•	Third quarter 2012 revenues are expected to be in the range of $107 million to $109 million.

•	Third quarter 2012 non-GAAP diluted EPS is expected to be in the range of $0.34 to $0.36. This expectation is based on an estimated weighted average of 45.6 million diluted shares during fiscal 2012.

•	Full year 2012 revenues are expected to be between $412 million and $418 million, with non-GAAP net income growth in the range of 16% to 18%.

Conference Call Information

The Company will hold a conference call to discuss its second quarter results at 8:00 a.m. EST this morning. A live webcast of the call may be accessed over the Internet from the Company’s Investor Relations website at investors.epam.com. Participants should follow the instructions provided on the website to download and install the necessary audio applications. The conference call is also available by dialing 877-941-1427 (domestic) or 1-480-629-9664 (international) and entering passcode 4553720. Participants should ask for the EPAM Systems second quarter earnings conference call.

A replay of the live conference call will be available approximately one hour after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 4553720. The telephonic replay will be available until Friday, August 10, 2012.

About EPAM Systems

Established in 1993, EPAM Systems, Inc. (NYSE: EPAM) is a leading global IT services provider with delivery centers throughout Central and Eastern Europe. Headquartered in the United States, EPAM employs over 7,700 IT professionals and provides services to clients worldwide using a global delivery model through its client management and delivery operations in the United States, Belarus, Hungary, Russia, Ukraine, UK, Germany, Kazakhstan, Sweden, Switzerland, Poland and Canada.

Non-GAAP Financial Measures

EPAM supplements results reported in accordance with principles generally accepted in the United States, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in the company’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods and compare EPAM and similar companies. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, amortization of purchased intangible assets, goodwill impairment, foreign exchange gains and losses, and certain other non-recurring charges. However, because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the Company’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:

EPAM Systems, Inc.

Ilya Cantor, Chief Financial Officer

Phone: +1-267-759-9000 x64588

Fax: +1-267-759-8989

investor_relations@epam.com

EPAM SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands, except share and per share data)

Revenues	$103,800	$80,176	$198,183	$152,978
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	63,803	48,816	123,978	94,321
Selling, general and administrative expenses	20,711	16,805	38,338	30,598
Depreciation and amortization expense	2,423	1,959	4,634	3,649
Goodwill impairment loss	—	1,697	—	1,697
Other operating expenses, net	33	21	619	23

Income from operations	16,830	10,878	30,614	22,690
Interest and other income, net	460	428	936	615
Foreign exchange loss	(1,394)	(703)	(1,314)	(837)

Income before provision for income taxes	15,896	10,603	30,236	22,468
Provision for income taxes	2,575	2,326	4,816	4,449

Net Income	$13,321	$8,277	$25,420	$18,019

Comprehensive income	$10,857	$8,445	$24,568	$19,438

Accretion of preferred stock	—	$(15,271)	—	$(17,563)
Net income allocated to participating securities	—	—	$(3,176)	$(4,188)
Net income/(loss) available for common stockholders	$13,321	$(6,994)	$22,244	$(3,732)
Net income/(loss) per share of common stock:
Basic (common)	$0.31	$(0.41)	$0.60	$(0.22)
Basic (puttable common)	—	—	—	$0.19
Diluted (common)	$0.29	$(0.41)	$0.55	$(0.22)
Diluted (puttable common)	—	—	—	$0.18
Shares used in calculation of net income per share of common stock:
Basic (common)	42,475	17,056	36,987	17,055
Basic (puttable common)	—	57	—	57
Diluted (common)	46,382	20,300	40,820	20,299
Diluted (puttable common)	—	57	—	57

EPAM SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of June 30, 2012	As of December 31, 2011
	(in thousands, except share and per share data)
Assets
Current assets
Cash and cash equivalents	$104,930	$88,796
Accounts receivable, net of allowance of $1,875 and $2,250, respectively	68,186	59,472
Unbilled revenues	36,817	24,475
Prepaid and other current assets	10,323	6,436
Restricted cash, current	516	—
Deferred tax assets, current	4,000	4,384

Total current assets	224,772	183,563
Property and equipment, net	40,219	35,482
Restricted cash, long-term	1,921	2,582
Intangible assets, net	6,227	1,251
Goodwill	12,436	8,169
Deferred tax assets, long-term	1,866	1,875
Other long-term assets	553	2,691

Total assets	$287,994	$235,613

Liabilities
Current liabilities
Accounts payable	$4,345	$2,714
Accrued expenses	10,296	24,782
Deferred revenue	4,607	6,949
Due to employees	13,326	8,234
Taxes payable	10,095	8,712
Deferred tax liabilities, current	1,232	1,736

Total current liabilities	43,901	53,127
Taxes payable, long-term	1,218	1,204
Deferred tax liabilities, long-term	269	283

Total liabilities	45,388	54,614

Commitments and contingencies
Preferred stock, $.001 par value; 0 and 5,000,000 authorized at June 30, 2012 and December 31, 2011; 0 and 2,054,935 Series A-1 convertible redeemable preferred stock issued and outstanding at June 30, 2012 and December 31, 2011; $.001 par value 0 and 945,114 authorized at June 30, 2012 and December 31, 2011, 0 and 384,804 Series A-2 convertible redeemable preferred stock issued and outstanding at June 30, 2012 and December 31, 2011	—	85,940
Stockholders’ equity
Common stock, $.001 par value; 160,000,000 authorized; 44,049,919 and 18,914,616 shares issued, 42,767,545 and 17,158,904 shares outstanding at June 30, 2012 and December 31, 2011, respectively	43	17

Preferred stock, $.001 par value; 0 and 290,277 authorized Series A-3 convertible preferred stock issued and outstanding at June 30, 2012 and December 31, 2011, respectively	—	—
Additional paid-in capital	158,667	40,020
Retained earnings	99,928	74,508
Treasury stock	(11,666)	(15,972)
Accumulated other comprehensive loss	(4,366)	(3,514)

Total stockholders’ equity	242,606	95,059

Total liabilities and stockholders’ equity	$287,994	$235,613

EPAM SYSTEMS, INC. AND SUBSIDIARIES

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2012 GAAP	2012 Adjustments	2012 Non- GAAP		2012 GAAP	2012 Adjustments	2012 Non- GAAP
Income from operations	$16,830	$2,220	$19,050	(a)	$30,614	$4,574	$35,188	(a)

Operating margin	16.2%	2.2%	18.4%		15.4%	2.4%	17.8%

Net income	$13,321	$3,614	$16,935	(b)	$25,420	$5,888	$31,308	(b)

Diluted earnings per share	$0.29		$0.37	(c)	$0.55		$0.69	(c)

	Three Months Ended June 30,				Six Months Ended June 30,
	2011 GAAP	2011 Adjustments	2011 Non- GAAP		2011 GAAP	2011 Adjustments	2011 Non- GAAP
Income from operations	$10,878	$2,781	$13,659	(a)	$22,690	$3,724	$26,414	(a)

Operating margin	13.6%	3.4%	17.0%		14.8%	2.5%	17.3%

Net income	$8,277	$3,484	$11,761	(b)	$18,019	$4,561	$22,580	(b)

Diluted earnings per share	($0.41)		$0.26	(c)	($0.22)		$0.51	(c)

Notes:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
(a)

Adjustment to GAAP Income from operations:	2,220	2,781	4,574	3,724
Stock-based compensation, of which:	1,773	655	3,323	1,369
reported in cost of revenues	884	260	1,450	530
reported in sales, general and administrative expenses	889	395	1,873	839
Amortization of purchased intangible assets	140	240	280	448
M&A costs	307	189	387	210
Goodwill write-off	—	1,697	—	1,697
One-time charges	—	—	584	—

(b)

Adjustment to GAAP Net Income:	3,614	3,484	5,888	4,561

Stock-based compensation, of which:	1,773	655	3,323	1,369
reported in cost of revenues	884	260	1,450	530
reported in sales, general and administrative expenses	889	395	1,873	839
Amortization of purchased intangible assets	140	240	280	448
M&A costs	307	189	387	210
One-time charges	—	—	584	—
Goodwill write-off	—	1,697	—	1,697
Foreign exchange (gains) and losses	1,394	703	1,314	837
(c)

Non-GAAP diluted earnings per share presents non-GAAP net income divided by Non-GAAP weighted average diluted common shares outstanding. Non-GAAP weighted average diluted common shares outstanding assumes (i) the 2.9 million shares EPAM sold in its February 2012 initial public offering were outstanding as of January 1, 2010, and (ii) the conversion of the outstanding preferred stock into common stock on an as-converted basis. The following table presents the non-GAAP weighted average diluted common shares outstanding for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Non-GAAP weighted average diluted common shares outstanding	46,382	45,096	45,449	44,637